================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     Photon Technology International, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                     PHOTON TECHNOLOGY INTERNATIONAL, INC.
                           PRINCETON CORPORATE PLAZA
                           1 DEERPARK DRIVE, SUITE F
                       SOUTH BRUNSWICK, NEW JERSEY 08852

                               NOVEMBER 4, 1996

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders ("Annual Meeting") of Photon Technology International, Inc. (the "Company") which will be held at 9:00 a.m. on December 9, 1996, at the Marriott Residence Inn, State Room. 4225 Route 1, Princeton, New Jersey 08852.

  At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect three members of the Board of Directors to serve for a three-year term or until their successors are elected and (ii) to approve and adopt the Amendment to the Company's Stock Option Plan.

  The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting.

  After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote IN FAVOR OF each such proposal.

  After reading the Proxy Statement, please mark, date, sign and return by no later than December 1, 1996, the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting, please notify the Secretary of the Company in writing prior to the voting of the proxy that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY, OR ATTEND THE ANNUAL MEETING IN PERSON.

  A copy of the Photon Technology International, Inc. 1996 Annual Report is also enclosed.

  We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          Charles G. Marianik,
                                          Chairman of the Board, President and
                                           Chief Executive Officer

                                   IMPORTANT

 PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING YOUR SHARES MAY BE VOTED.

                     PHOTON TECHNOLOGY INTERNATIONAL, INC.

                 NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD DECEMBER 9, 1996

TO THE SHAREHOLDERS OF PHOTON TECHNOLOGY INTERNATIONAL, INC.:

  Notice is hereby given that the Annual Meeting of Shareholders of PHOTON TECHNOLOGY INTERNATIONAL, INC. (the "Company") will be held at the Marriott Residence Inn, State Room, 4225 Route 1, Princeton, New Jersey, on Monday, December 9, 1996 at 9:00 A.M., at which time the following matters will be considered and voted upon:

  1. The election of three members to the Board of Directors for a three-year term.

  2. The approval of an amendment to the Company's Stock Option Plan.

  3. Such other business as may properly come before the Annual Meeting or any adjournment thereof.

  Only shareholders of record on November 1, 1996 will be entitled to receive notice of and to vote at the Annual Meeting of Shareholders or any adjournment thereof. A list of the shareholders entitled to vote at the Annual Meeting will be available for shareholder review during the Annual Meeting.

  All shareholders are urged to attend the meeting in person or by proxy.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE AT YOUR EARLIEST CONVENIENCE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                                          By Order of the Board of Directors,


                                          Ronald J. Kovach,
                                          Secretary

November 4, 1996

                     PHOTON TECHNOLOGY INTERNATIONAL, INC.
                           PRINCETON CORPORATE PLAZA
                           1 DEERPARK DRIVE, SUITE F
                       SOUTH BRUNSWICK, NEW JERSEY 08852

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

SOLICITATION OF PROXIES

  The enclosed proxy ("Proxy") is solicited by and on behalf of the Board of Directors (the "Board") of Photon Technology International, Inc. (the "Company" or "Photon") whose principal executive office is located at Princeton Corporate Plaza, 1 Deerpark Drive, Suite F, South Brunswick, New Jersey 08852, for use in connection with the Annual Meeting of Shareholders to be held at 9:00 A.M. on December 9, 1996 at the Marriott Residence Inn, State Room, 4225 Route 1, Princeton, New Jersey, and at any adjournment thereof.

  The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding Notice and are more fully discussed below. Whether or not you plan to attend the Annual Meeting in person, please mark, date, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope to ensure that your shares will be voted at the Annual Meeting. All shares represented by Proxies, which are returned properly signed and not subsequently revoked, will be voted at the Annual Meeting in accordance with the instructions specified therein or, if no instruction is indicated, will be voted in favor of the proposals set forth in the Notice attached hereto. This Proxy Statement and the accompanying Proxy are being mailed to shareholders on or about November 4, 1996. The Bylaws of the Company require that the holders of a majority of the total number of shares entitled to vote be represented in person or by proxy in order for the business of the meeting to be transacted.

  The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit Proxies other than by mail.

RECORD DATE, VOTING AND SHARE OWNERSHIP

  Holders of record of common stock at the close of business on November 1, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the close of business on November 1, 1996, there were 1,157,786 shares of the Company's common stock ("Common Stock") outstanding and entitled to vote held by 192 shareholders of record. Unless expressly stated otherwise, all share numbers in this Proxy Statement reflect the 3-for-1 reverse split of the Common Stock which was effected on July 21, 1996 (the "Reverse Split").

  Each holder of Common Stock is entitled to one vote for each share held as of the Record Date. With regard to the election of directors, New Jersey law provides that each shareholder may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his or her shares are entitled, or if the certificate of incorporation of the Company so provides, distribute his or her votes on the same principle among as many candidates as he or she deems fit. The Certificate of

Incorporation of Photon provides for cumulative voting. The candidates receiving the highest number of affirmative votes of shares entitled to be voted for them up to the number of directors to be elected by such shares shall be elected; votes against the director and abstentions shall have no legal effect. The other matters submitted for shareholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any such other matters are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted with respect to any matter by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented and entitled to vote for purposes of determining whether shareholder approval of that matter has been obtained.

  Under the Company's Bylaws and the New Jersey Business Corporation Act, the presence at the Annual Meeting, in person or by proxy, of the holders of shares of Common Stock entitled to cast a majority of the votes at the meeting shall constitute a quorum. All valid Proxies will be counted towards the presence of a quorum, notwithstanding directions thereon to withhold votes. In the absence of a quorum at the Annual Meeting, either in person or by proxy, the Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting until a quorum shall be formed.

REVOCATION OF PROXY

  Any shareholder giving a Proxy pursuant to this solicitation may revoke such Proxy by giving written notice of revocation to the Secretary of the Company prior to the vote of such Proxy by filing another Proxy with the Secretary at any time prior to its exercise or by attending the Annual Meeting and voting in person.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  The Bylaws of the Company provide for a Board with a minimum of six directors and a maximum of nine directors. The number of directors as of the date of the Annual Meeting is fixed at seven. The Board of Directors is divided into three classes and there are currently seven directors on the Board. The Board has selected the three Class III directors, Franklin J. Iris, Robert E. Curry and M. Grant Brown, for nomination at the 1996 Annual Meeting for terms expiring in 1999. The one Class I Director, James F. Mrazek, was elected at the 1994 Annual Meeting for a term which will expire in 1997. The three Class II directors, Ronald J. Kovach, Charles G. Marianik and Louis Balogh, were elected at the 1995 Annual Meeting for a term which will expire in 1998.

  Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them IN FAVOR OF the nominees named above. If any nominee listed above should decline or be unable to serve, the Proxies will be voted for a substitute nominee designated by the Board. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director. Each nominee is currently a member of the Board.

  Set forth below are the names and ages of the nominees and directors, the principal occupation of each nominee and director at present and for the last five years, certain directorships held by each and the year in which each became a director of the Company.

              CLASS III--TO BE ELECTED AT THE 1996 ANNUAL MEETING

                          FOR A TERM EXPIRING IN 1999

  Franklin J. Iris, 66. Mr. Iris became a member of the Board in 1987 and has been the President of Iris and Associates since 1986. His firm provides investment consulting services for venture capital and emerging growth companies in the medical industry. He was a group president of the clinical laboratory business of Becton Dickinson and Company from 1973 to 1985 and was the Chairman and Chief Executive Officer of Emzamatics, a medical diagnostics company, from 1994 to 1995. He currently serves on the board of directors of several health care companies and institutions. Mr. Iris received his B.S. degree from Fairfield University in 1953.

  M. Grant Brown, 47. Mr. Brown was appointed to the Board in December 1995. Mr. Brown's appointment as Director satisfied a condition of the financing agreement between Covington Capital Corporation and the Company. Mr. Brown is the founding partner of Covington Capital Corporation, a venture capital company, started in 1994 and Manager of the C.I. Covington Fund, Inc. He was Vice Chairman of Canadian Corporation Funding LTC, a merchant bank, from 1984 to 1994. Mr. Brown received an Engineering degree in 1971 and M.B.A. degree in 1979 from McMaster University.

  Robert E. Curry, Ph.D., 49. Dr. Curry was appointed to the Board in April 1996. Dr. Curry previously served on the Board from December 1991 to July 1992, but resigned due to conflicting professional obligations at that time. Dr. Curry has been a General Partner of the Sprout Group, a venture capital company, since 1991 and responsible for M.L. Technology Venture, L.P. ("MLTV"), an investor in the Company. Dr. Curry was President of Merrill Lynch R&D Management Inc. and President of Merrill Lynch Venture Capital, Inc., a predecessor of MLTV, from 1990 to 1991. Dr. Curry also serves on the Boards of Biocircuits, Connective Therapeutics and Diatide, Inc. Dr. Curry received a B.S. degree from the University of Illinois in 1968 and a Masters degree in 1972 and a Ph.D. degree in 1974 from Purdue University.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES LISTED
ABOVE.

                        DIRECTORS CONTINUING IN OFFICE

                    CLASS I--PRESENT TERM EXPIRING IN 1997

  James F. Mrazek, 55. Mr. Mrazek became a member of the Board of Directors in 1986. Mr. Mrazek recently formed Four Corners Venture Fund and holds the position of President. Mr. Mrazek had been the President of Carnegie Venture Resources, a consulting and venture capital firm, since 1990. Mr. Mrazek was a general partner of Edison Partners, L.P. from 1986 to 1990. Mr. Mrazek serves on the board of directors of Xylomed, Inc. and Sepracor, Inc. Mr. Mrazek received a B.A. degree in Government from St. Lawrence University in 1962 and an M.B.A. degree from Cornell University in 1964.

                    CLASS II--PRESENT TERM EXPIRING IN 1998

  Charles G. Marianik, 50. Mr. Marianik has acted as Chairman of the Board and Chief Executive Officer of the Company since the Company was formed in 1983. Mr. Marianik held the office of President from November 1983 until December 1991 and was re-elected President in December of 1992. Mr. Marianik received a B.Sc. in 1971 and an M.B.A. in 1976 from the University of Western Ontario.

  Ronald J. Kovach, 55. Mr. Kovach has served as Senior Vice President of the Company since joining the Company in 1985. Mr. Kovach has been the Secretary and a member of the Board of the Company since 1988. Mr. Kovach received his degree in Engineering Technology from the Western Ontario Institute of Technology in 1966.

  Louis Balogh, M.D., 49. Dr. Balogh is currently a practicing physician specializing in pediatrics and first became a director of the Company in 1989. Dr. Balogh was the Chief of Pediatrics of York County Hospital in New Market, Ontario, Canada from 1989 to 1994 and the Chairman of the Board of the Blue Hill Academy, Children's Mental Health Center from 1984 to 1992. Dr. Balogh was the Director of the Children's Aid Society from 1981 to 1987, Director of York County Hospital from 1986 to 1987 and President of the Medical Staff of York County Hospital from 1985 to 1987. Dr. Balogh received his degree in medicine from the University of Western Ontario in 1972 and a specialist degree in pediatrics from McMaster University in 1978.

BOARD MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board held four meetings during the fiscal year ended June 30, 1996. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such directors serve. The Board of Directors has appointed an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee of its Board of Directors.

  The Audit Committee of the Board held one meeting during fiscal year 1996 to review and discuss the annual audit and general financial and internal control matters. During fiscal year 1996, the Audit Committee consisted of Mr. Iris, Chairman, and Dr. Balogh.

  The Compensation Committee of the Board held one meeting during fiscal year 1996 to discuss general compensation matters. During fiscal year 1996, the Compensation Committee consisted of Mr. Mrazek, Chairman, and Dr. Balogh.

DIRECTOR REMUNERATION

  Directors have not been paid a fee for serving on the Board or any committees of the Board with the exception of Mr. Brown who receives a per meeting fee of $750 (Canadian Dollars) as part of the financing agreement with Covington Capital Corporation. Directors are reimbursed for expenses related to attending Board or committee meetings and annually are granted non-qualified stock options to purchase the Company's common stock under the automatic option grant program of the Company's Stock Option Plan, as amended. In the fiscal year ended June 30, 1996 the Company paid an aggregate of $2,700 for director traveling expenses. In addition, each non-employee director re-elected to the Board at the 1995 Annual Shareholders Meeting received at that time an option grant to purchase 3,333 shares of Common Stock at an option price of $3.18 per share under the automatic option grant program in effect for non-employee directors under the Company's Stock Option Plan. Each option has a maximum term of ten (10) years measured from the grant date, subject to earlier termination following the optionee's cessation of Board service. Each option is immediately exercisable for all of the option shares; however, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each grant will vest in three successive equal annual installments upon the optionee's completion of each year of Board service over the three-year period measured from the grant date. However, the option shares will immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee's death or disability while serving as a Board member.

                                PROPOSAL NO. 2

                  APPROVAL OF AMENDMENT TO STOCK OPTION PLAN

  On September 20, 1996, the Board of Directors adopted, subject to shareholder approval, an amendment to the Company's Stock Option Plan (the "Plan") to (i) increase the number of shares of Common Stock reserved for issuance under the Plan by an additional 66,667 shares to a maximum of 300,000 shares (post-Reverse Split), (ii) allow Board members who serve as the plan administrator to receive grants under the discretionary option grant program,
(iii) effect a series of administrative changes to the Plan (including the shareholder approval requirements) in order to take advantage of the new short-swing trading exemptions for plan transactions which have become effective under recently amended rules of the Securities and Exchange Commission and (iv) extend the term of the Plan for an additional five years until June 30, 2004. At the Annual Meeting, the shareholders will be asked to approve this amendment to the Plan.

STOCK OPTION PLAN

  The Plan, which was originally adopted by the Company in 1987, provides for the grant of incentive and non-qualified common stock options for officers, key employees and directors of the Company. The number of authorized shares in the option pool was initially set at 250,000 shares (pre-Reverse Split) and was subsequently increased to 500,000 shares (pre-Reverse Split) in June 1990 and to 700,000 shares (pre-Reverse Split) in December 1994. As a result of the reverse 3-for-1 split of the Company's common stock on July 21, 1996 and the additional 66,667-share increase authorized by the Board in September 1996, the number of shares authorized for issuance over the term of the Plan is now 300,000 shares, assuming the shareholders approve this Proposal.

  The following is a summary of the principal features of the Plan as most recently amended. A copy of the actual plan document will be furnished by the Company to any shareholder upon written request to the Secretary of the Company at the corporate offices in Monmouth Junction, New Jersey.

  The Plan was established primarily to assist the Company in retaining the services of valued employees, directors and consultants by offering them the opportunity to acquire an equity interest in the Company and to aid the Company in attracting those individuals whose services would be essential to the Company's future success.

  The Plan is divided into two separate equity incentive programs: (i) a discretionary option grant program under which executive officers, key employees, non-employee directors and consultants may be granted options to purchase shares of the Company's common stock at the discretion of the plan administrator; and (ii) an automatic option grant program under which eligible non-employee directors will automatically receive, at periodic intervals over their period of Board service, special option grants to purchase shares of the Company's common stock.

  The Plan is administered by a committee (the "Committee") consisting of two
(2) or more non-employee directors appointed by the Board. The Committee as plan administrator will have the power to interpret the Plan and to make and amend rules for putting the Plan into effect and administering it. The Committee has the authority under the discretionary option grant program to determine (subject to the provisions of the Plan) which eligible participants are to receive stock option grants, the number of shares of common stock to be subject to each such grant, the exercise/vesting schedule in effect for the option and the maximum term for which the option is to remain outstanding. All grants under the automatic option grant program will be made in strict compliance with the express provisions of that program and no administrative discretion will be exercised by the Committee with respect to the grants made under that program.

  The maximum number of shares of the Company's common stock issuable over the term of the Plan is limited to 300,000 shares (subject to adjustment for stock dividends, stock splits, and the like). However, the Plan also limits the maximum number of shares of common stock for which any one participant may be granted stock options per calendar year to 100,000 shares (subject to adjustment for stock dividends, stock splits and the like). For purposes of such limitation, stock options granted prior to September 1, 1994 are not taken into account.

  Executive officers, other key employees, non-employee directors or consultants in the service of the Company or its subsidiaries are eligible to be granted options ("Eligible Participants"). As of September 1, 1996, there were approximately sixteen (16) Eligible Participants (including three executive officers and three non-employee directors). Options granted under the Plan may either be incentive stock options under section

422 of the Code ("ISO") or non-qualified options. No granted option may have a term in excess of ten (10) years, and each option must have an exercise price not less than 100% of the fair market value per share of the Company's common stock on the grant date.

  For purposes of establishing the option exercise price and for all other valuation purposes under the Plan, the fair market value per share of the Company's common stock on any relevant date under the Plan will be the closing selling price per share on that date, as such price is reported on the Nasdaq over-the-counter market. The closing selling price of the common stock on September 1, 1996 was $3.00 per share (post-Reverse Split).

  Payment for shares purchased under the Plan may be made in cash or in shares of the Company's common stock valued at fair market value on the exercise date. The option may also be exercised pursuant to a same-day sale program, pursuant to which a designated brokerage firm will effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

  No optionee is to have any shareholder rights with respect to the option shares until the optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will of the laws of inheritance, and during the optionee's lifetime the option may be exercised only by the optionee. Should an option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent grant under the Plan. No options may be granted under the Plan after June 30, 2004.

  Any outstanding options held by the optionee at the time of his or her cessation of service will not remain exercisable beyond the limited post-service period (normally not to exceed one year) designated by the Committee at the time of the option grant. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares for which the option is exercisable at the time of the optionee's cessation of service. The optionee will be deemed to continue in service for so long as such individual performs services for the Company (or any parent or subsidiary corporation), whether as an employee, a non-employee director of an independent consultant or advisor.

  The Committee has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options under the discretionary option grant program may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

  In the event the Company is acquired by merger, consolidation or asset sale, each outstanding option under the discretionary option grant program will accelerate and become immediately exercisable for all the shares at the time subject to that option. However, one or more options may be granted under the Plan which will not accelerate upon such an acquisition of the Company, to the extent the option is to be assumed by the successor corporation or otherwise replaced with a comparable option to purchase the shares of such successor corporation.

  Options may also be granted under the Plan that will accelerate and become immediately exercisable for all of the shares at the time subject to those options, should there occur certain changes in the ownership of more than twenty percent (20%) of the Company's outstanding voting securities or in the majority of the Board members as a result of any tender for the Company's outstanding voting securities, merger or other business combination, or proxy contest for the election of Board members.

  Under the automatic option grant program each individual who was serving as a non-employee Board member on the date of the 1994 Annual Shareholders Meeting, whether or not that individual was standing for re-election at such Annual Meeting, was automatically granted on that date a stock option for 3,333 shares of common stock at an exercise price per share equal to the closing selling price per share of the common stock on that date, as reported on the Nasdaq over-the-counter market. A similar 3,333-share option grant will be made to each individual who first becomes a non-employee Board member after the date of the 1994 Annual Shareholders Meeting, whether through election by the shareholders or appointment by the Board, provided such individual is not otherwise affiliated with any entity which is the beneficial owner, directly or through currently exercisable stock options, of securities possessing more than ten percent (10%) of the total combined voting power of the Company's outstanding securities. In addition, on the date of each subsequent Annual Shareholders Meeting, beginning with the 1995 Annual Meeting, each individual who was eligible to receive an initial automatic option grant when he or she first joined the Board and who is to continue to serve as a non-employee Board member, whether or not that individual is standing for reelection at that Annual Meeting, will automatically be granted a stock option to purchase an additional 3,333 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There will be no limit on the number of such additional 3,333-share option grants any one non-employee Board member may receive over his or her period of Board service. In no event, however, will any automatic option grant be made to any non-employee Board member who has previously been in the Company's employ.

  Each option granted under the automatic option grant program will be subject to the following terms and conditions:

    --The exercise price per share will be equal to 100% of the fair market value per share of common stock on the automatic grant date.

    --Each option will have a maximum term of ten years measured from the grant date.

    --Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company at the exercise price paid per share upon the optionee's cessation of Board service prior to vesting in such shares.

    --The shares subject to each automatic grant will vest (and the Company's repurchase rights will lapse) in three successive equal annual installments over the optionee's period of Board service, with the first such installment to vest upon the completion of one year of Board service measured from the automatic grant date.

    --The option will remain exercisable for a six-month period following the optionee's cessation of Board service for any reason other than death or permanent disability. Should the optionee die within such six-month period, then each such option will remain exercisable for a twelve-month period following such optionee's death and may be exercised by the personal representative of the optionee's estate of the person to whom the grant is transferred by the optionee's will or the laws of inheritance. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of shares (if any) in which the optionee is vested at the time of cessation of Board service.

    --Should the optionee die or become permanently disabled while in service as a Board member, then the shares subject to each automatic option grant held by that individual optionee will immediately vest in full, and those vested shares may be purchased at any time within the twelve-month period following the date of the optionee's cessation of Board service.

    --The shares subject to each automatic option grant will immediately vest upon an acquisition of the Company by merger or asset sale or upon a hostile take-over of the Company effected through a tender offer for more than 50% of the Company's outstanding voting stock or a change in the majority of the Board as a result of one or more contested elections for Board membership.

    --The remaining terms and conditions of the option will in general conform to the terms described above for the option grants made under the discretionary option grant program and will be incorporated into the option agreement evidencing the automatic grant.

  The Plan may be amended by the Board, but certain amendments may require shareholder approval under applicable laws or regulations.

  In the event any change is made to the outstanding shares of the Company's common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options under the Plan per calendar year,
(iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

  The rules governing the tax treatment of options and stock acquired upon the exercise of options are quite technical and, therefore, the description of federal tax consequences set forth below is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

  An optionee recognizes no taxable income and the Company is not entitled to a deduction upon grant or exercise of an ISO. Any gain or loss realized at the time of the sale of the shares acquired upon exercise of the ISO will be treated as long-term capital gain or loss, provided the holder of the ISO complies with two separate holding period requirements. The Company will not be entitled to take a deduction as a result of any such sale. Pursuant to the holding period requirements, shares acquired upon exercise of an ISO may not be disposed of (i) within two years after the date of grant, or (ii) within one year after the date of exercise. If the optionee disposes of such shares before complying with the required holding periods, the optionee will recognize ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price paid for those shares and the Company will be entitled to a corresponding deduction.

  An optionee recognizes no taxable income and the Company is not entitled to a deduction when a non-qualified option is granted. Upon exercise of a non-qualified option, an optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares over the exercise price, and the Company will be entitled to a corresponding deduction. Upon sale of the option shares, the optionee will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year, equal to the difference between the sale price of the shares and the fair market value of the shares on the date that the optionee recognized income with respect to the option exercise.

  The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of ISO shares or exercises of non-qualified options will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code
Section 162(m).

OPTION GRANTS

  During the period from July 1, 1995 to June 30, 1996, the only options granted under the Plan were as follows: (i) incentive stock options were issued to the three executive officers and (ii) non-qualified stock options were issued to three non-employee Board members under the automatic option grant program of the Plan. The incentive stock options were granted on December 8, 1995 to Mr. Marianik for 13,721 shares with an exercise price of $3.51 per share (110% of fair market value), to Mr. Kovach for 5,843 shares with an exercise price of $3.18 per share, and to Mr. Looney for 5,546 shares with an exercise price of $3.18 per share.

  On December 8, 1995 the three non-employee Board members, Mr. Mrazek,
Mr. Iris and Mr. Balogh, each received non-qualified options to purchase 3,333 shares of Common Stock at an option exercise price of $3.18 per share under the automatic option grant program.

  No options have been granted on the basis of the share increase for which the shareholder approval is sought as part of this Proposal No. 2.

  The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1996 Meeting is required for approval of this Proposal No. 2. If such approval is not obtained, then any options granted on the basis of the share increase which forms part of such proposal will terminate without ever becoming exercisable for any of the option shares, and no further option grants will be made on the basis of such increase; however, option grants may continue to be made under the Plan until all shares previously approved by the shareholders for issuance under the Plan have been issued.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE AMENDMENT TO THE STOCK OPTION PLAN.

                            EXECUTIVE COMPENSATION

  The following table sets forth, for fiscal years ending June 30, 1996, 1995 and 1994, certain summary information regarding the compensation earned by the Company's Chief Executive Officer and each of the Company's most highly compensated executive officers whose aggregate annual salary and bonus for fiscal year 1996 exceeded $100,000 (the "Named Executive Officers") with respect to services rendered by such persons to the Company and its subsidiaries. No individual who would otherwise have been included in such table on the basis of salary and bonus for the 1996 fiscal year resigned or terminated employment during that fiscal year.

                          SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                      ANNUAL COMPENSATION                  AWARDS
                          --------------------------------------------- ------------
                                                                         SECURITIES
                                                                         UNDERLYING
   NAME AND PRINCIPAL     FISCAL               BONUS     OTHER ANNUAL     OPTIONS       ALL OTHER
        POSITION           YEAR  SALARY($)(1)  ($)(2)   COMPENSATION(3)    (#)(4)    COMPENSATION(5)
   ------------------     ------ ------------ --------  --------------- ------------ ---------------
Charles G. Marianik        1996    $180,927        --       $32,548        13,721        $35,983
Chairman of the Board      1995    $167,497   $ 10,000      $20,856         8,137        $21,734
of Directors, Chief        1994    $162,750   $(10,000)     $37,043           --         $ 4,825
Executive Officer and
 President
Ronald J. Kovach           1996    $118,279        --       $ 8,961         5,843        $ 5,819
Secretary, and Senior      1995    $108,063   $ 10,000      $ 6,914         5,775        $ 4,224
Vice President--Technol-
 ogy                       1994    $105,000   $(10,000)     $ 6,435           --         $   650
William D. Looney          1996    $112,365        --       $11,252         5,546        $ 5,776
Vice President,            1995    $102,649   $ 10,000      $11,897         5,546        $ 5,570
Controller and Treasurer   1994    $ 99,750   $(10,000)     $14,264           --         $ 1,225

--------
(1) The amounts shown include compensation earned, accrued and/or paid in the given fiscal year. Mr. Marianik's compensation includes a salary accrual of $48,825 which was not paid in fiscal year 1995 due to cash flow considerations. It is intended that such sum will be paid in fiscal year 1996.
(2) On June 18, 1993, the Compensation Committee approved bonuses related to fiscal 1993 performance for each of the Named Executive Officers. These amounts were not paid in fiscal 1993 due to cash flow considerations and the accrued bonus amounts were reversed in fiscal 1994. On October 28, 1994, the Company issued to Mr. Marianik, Mr. Kovach, and Mr. Looney treasury stock in lieu of a cash bonus approved for fiscal 1994. Mr. Marianik, Mr. Kovach, and Mr. Looney each received 8,000 fully vested shares of Common Stock valued at $1.25 per share, the fair market value on the date of issuance. These share numbers do not reflect the Company's recent 3-for-1 Reverse Split.
(3) These amounts reflect personal benefits received by each Named Executive Officer during the 1996 fiscal year. Personal benefits include payments made on behalf of those individuals for (a) use of automobiles: $950 for Mr. Marianik, $2,717 for Mr. Kovach and $4,078 for Mr. Looney, (b) disability insurance premiums: $1,666 for Mr. Marianik, $1,365 for Mr. Kovach and $1,077 for Mr. Looney, (c) medical expenses not otherwise covered by the Company's group plan insurance policy: $2,994 for Mr. Marianik and $214 for Mr. Looney and (d) all income taxes attributed to these individuals and paid by the Company as a result of their receipt of these personal benefits: $26,938 for Mr. Marianik, $4,879 for Mr. Kovach and $5,883 for Mr. Looney.
(4) On December 8, 1995, the Compensation Committee of the Board of Directors granted that number of options to purchase shares of Common Stock under the Option Plan to each Named Executive Officer equal to fifteen percent (15%) of the gross annual base pay of each respective Named Executive Officer. These share amounts have been adjusted to reflect the Reverse Split.
(5) These amounts reflect supplemental term life insurance premiums for each named officer which includes a premium of $2,946 for Mr. Marianik, $1,320 for Mr. Looney and $703 for Mr. Kovach. For Mr. Marianik, these amounts also include the premiums of $33,037 for fiscal year 1996 which was paid with respect to a permanent-whole life insurance policy, having an accumulated cash value of $93,973 at June 30, 1996. For Mr. Kovach, these amounts also include a premium of $5,116 which was paid with respect to a permanent-whole life policy with an accumulated cash value of $4,635. For Mr. Looney, these amounts include a premium of $4,456 with respect to a permanent-whole life policy with an accumulated cash value of $2,554.

                      OPTIONS GRANTS IN LAST FISCAL YEAR

  The following table contains information concerning the stock option grants made to each of the Named Executive Officers for the fiscal year ended June 30, 1996. No stock appreciation rights were granted to these individuals during such year.

                                                                         POTENTIAL
                                                                        REALIZABLE
                                                                         VALUE AT
                                                                          ASSUMED
                                            INDIVIDUAL GRANTS(1)       ANNUAL RATES
                                       -------------------------------   OF STOCK
                                       % OF TOTAL                          PRICE
                           NUMBER OF    OPTIONS                        APPRECIATION
                          SECURITIES   GRANTED TO                       FOR OPTION
                          UNDERLYING   EMPLOYEES  EXERCISE                TERM(3)
                            OPTIONS    IN FISCAL    PRICE   EXPIRATION -------------
  NAME                   GRANTED(#)(1)    YEAR    ($/SH)(2)    DATE     5%($) 10%(S)
  ----                   ------------- ---------- --------- ---------- ------ ------
Charles G. Marianik.....    13,721         55%      $3.51    12/07/00  13,306 29,403
Ronald J. Kovach........     5,843         23%      $3.18    12/07/05  11,685 29,613
William D. Looney.......     5,546         22%      $3.18    12/07/05  11,091 28,108

--------
(1) All options granted to Named Executive Officers are incentive stock options under the federal tax laws and were granted on December 8, 1995. Pursuant to the option agreements evidencing these options, the options were to become exercisable and vest in three (3) successive equal annual installments upon the optionee's completion of each year of service with the Company over the three (3)-year period measured from the grant date. However, the purchase by MLTV of 1,000,000 shares (pre-Reverse Split) of the Company's Common Stock on December 8, 1995 caused a change in the ownership of more than twenty percent (20%) of the Company's outstanding voting securities and, as a result, each option became fully exercisable for all of the option shares under the term of each option agreement. The options granted to Messrs. Kovach and Looney each have a maximum term of ten (10) years, subject to earlier termination in the event of the optionee's cessation of employment with the Company. The option granted to Mr. Marianik has a maximum term of five (5) years.
(2) The exercise price may be paid in cash or in shares of the Company's common stock. Alternatively, the option may be exercised through a same-day sale program with no cash outlay required of the optionee.
(3) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 5-year or 10-year option term will be at the assumed 5% or 10% annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

                         FISCAL YEAR-END OPTION VALUES

  The following table sets forth information regarding the number and value of unexercised options held by each of the Named Executive Officers as of June 30, 1996. None of the Named Executive Officers exercised any stock options in 1996. No stock appreciation rights were exercised during such year or were outstanding at the end of that year.

                              NUMBER OF SECURITIES             VALUE OF
                             UNDERLYING UNEXERCISED         UNEXERCISED IN-
                                   OPTIONS AT              THE-MONEY OPTIONS
                                 JUNE 30, 1996             AT JUNE 30, 1996(2)
                          ---------------------------- -------------------------
                          EXERCISABLE(1) UNEXERCISABLE EXERCISABLE UNEXERCISABLE
                          -------------- ------------- ----------- -------------
Charles G. Marianik......    105,576            0         $-0-         $-0-
Ronald J. Kovach.........     74,853            0         $-0-         $-0-
William D. Looney........     93,096            0         $-0-         $-0-

--------
(1) As a result of the purchase by MLTV of 1,000,000 shares (pre-Reverse Split) of common stock on December 8, 1995, each of the options became fully exercisable for all of the shares subject to each such option.
(2) Equal to the fair market value of securities underlying the option at fiscal year end ($3.00 per share) minus the exercise price payable for those securities.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
AGREEMENTS

  On June 30, 1996, the employment agreement between the Company and Mr. Marianik was automatically extended for one year in accordance with the terms of the contract. This employment agreement entitles Mr. Marianik to a base salary of $192,452 in 1997 but Mr. Marianik agreed to a 20% reduction in his base compensation to $153,961 for cost reduction and cash flow considerations. Under such agreement, Mr. Marianik is to be employed by the Company in an executive capacity as Chairman of the Board, Chief Executive Officer and President, or in a position substantially similar thereto. In the case of (i) a change in control, sale or merger of the Company, (ii) the termination of his employment without cause, or (iii) a substantial change in his position with the Company, Mr. Marianik will be entitled to receive a minimum of two years of salary continuation (including bonuses), as well as to retain certain employee benefits, including an automobile and a life insurance policy, paid in full by the Company. There are no other employment agreements with any other Named Executive Officer.

  Pursuant to the express provisions of the Stock Option Plan, the outstanding options under the Plan held by the Chief Executive Officer and the Company's other executive officers will immediately accelerate in full and become exercisable for all of the shares at the time subject to that option in the event the Company is acquired by merger, consolidation or asset sale, unless the option is to be assumed by the successor corporation or otherwise replaced with a comparable option to purchase the shares of such successor corporation.

  Pursuant to the terms of the option agreements evidencing the outstanding options, the options will also accelerate and become immediately exercisable for all of the shares at the time subject to those options, should there occur certain changes in the ownership of more than twenty percent (20%) of the Company's outstanding voting securities or in the majority of the Board members as a result of any tender for the Company's outstanding voting securities, merger or other business combination, or proxy contest for the election of Board members. On December 8, 1995, MLTV purchased 1,000,000 shares (pre-Reverse Split) of the Company's common stock resulting in a change in ownership of more than 20% of the Company's outstanding securities and the acceleration of the exercisability of all of the then outstanding options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Company's Board of Directors is comprised of James Mrazek, Chairman, and Dr. Louis Balogh. Neither of these individuals was at any time during the 1996 fiscal year or at any other time an officer or employee of the Company.

  No executive officer of the Company served on the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                       REPORT OF COMPENSATION COMMITTEE

  Decisions on compensation matters relating to the Company's Chief Executive Officer, Charles G. Marianik, and the Company's other executive officers are generally made by the Compensation Committee of the Board. The Compensation Committee currently consists of Mr. Mrazek and Dr. Balogh, two of the Company's non-employee directors. The Compensation Committee approves employment contracts, base compensation, bonuses and other forms of incentive compensation and non-cash compensation. The Compensation Committee also has exclusive responsibility for the administration of the Company's Stock Option Plan under which option grants are made to executive officers and other key employees. The Compensation Committee has furnished the following report on the compensation for the executive officers of the Company for the fiscal year ended June 30, 1996.

  General Compensation Policy. The Compensation Committee's overall policy is to offer the Company's executive officers competitive compensation opportunities based upon the officer's personal performance, the performance of the Company and the officer's contribution to the Company's performance. The Compensation Committee believes that this policy will enable the Company to attract and retain qualified key executive officers. The Compensation Committee's primary objective is to tie a substantial portion of each officer's compensation to the achievement of corporate and individual performance objectives. Accordingly, each executive officer's compensation package is generally comprised of three elements: (i) base salary that reflects individual performance and is designed primarily to be competitive with salary levels in the industry; (ii) annual variable performance awards tied to the achievement of individual and corporate performance goals established by the Compensation Committee; and (iii) stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's shareholders. Generally, as each officer's level of responsibility increases a greater portion of his or her total compensation will be tied to Company performance and stock price appreciation rather than base salary.

  FACTORS. The primary factors considered in establishing the components of each executive officer's compensation package for the 1996 fiscal year are summarized below. The Compensation Committee may, in its discretion, apply entirely different factors, such as different measures of strategic performance, for future fiscal years.

  . Base Salary. The base salary for each officer is set on the basis of personal performance, the salary levels in effect for comparable positions with the Company's principal competitors and internal comparability considerations. In addition, the Company reviews salary surveys for officers of companies in comparable industries and geographic locations to the Company.

  In consideration of the Company's need to reduce costs and conserve cash, on May 15, 1996, certain executive officers agreed to a reduction in their annual rate of base salary as follows: Mr. Marianik, 20% or $38,461, Mr. Kovach, 10% or $12,416 and Mr. Looney, 10% or $11,795. These reductions resulted in the following reductions in the base salary otherwise payable to those individuals for the balance of fiscal 1996: $4,811 for Mr. Marianik, $1,552 for Mr. Kovach and $1,474 for Mr. Looney.

  . Annual Incentive Compensation. An annual bonus, set as a targeted percentage of salary, may be earned by each executive officer on the basis of the Company's achievement of corporate performance objectives established by the Compensation Committee at the start of each fiscal year. For the fiscal year ended June 30, 1996, the performance targets were based upon the Company's achievement of sales and income milestones.

  No cash bonuses were paid in 1996 due to cash flow considerations.

  . Stock-Based Incentive Compensation. The Compensation Committee approves periodic grants of stock options to each of the Company's executive officers under the Plan. Generally, the size of each grant is set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company and the base salary for that position. The Compensation Committee also takes into consideration comparable awards made to officers in similar positions in the industry as reflected in surveys, as well as the individual's potential for future responsibility and promotion, the officer's performance in the most recent fiscal year and the number of unvested options held by the officer at the time of the new grant. The relative weight given to each of these factors varies from officer to officer at the Compensation Committee's discretion.

  The option grants are designed to align the interests of the executive officer with those of the shareholders and to provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each option grant allows the officer to acquire shares of the Common Stock at a fixed price per share (the market price on the grant date) over specified periods of time (up to ten years). The options typically become exercisable over a three-year period.

  In lieu of performance bonuses for fiscal year 1995, Mr. Marianik, Mr. Kovach and Mr. Looney each received incentive stock options in fiscal year 1996 equal to fifteen percent (15%) of their respective gross annual pay. Accordingly, options to purchase 13,721, 5,843 and 5,546 shares of Common Stock were granted to Mr. Marianik, Mr. Kovach and Mr. Looney, respectively.

  . Other Compensation. Executive compensation also includes benefits paid by the Company on behalf of each officer. These incremental benefits exceed the standard employee benefits package and include disability insurance, medical expenses, use of automobiles, permanent whole life and supplemental life insurance and income taxes attributed to these paid benefits included in compensation. These benefits are common forms of non-cash compensation and are included to enhance the overall compensation package.

  The Compensation Committee will meet to discuss fiscal year 1997 compensation at the December 1996 meeting of the Board of Directors following the Annual Meeting.

  The compensation paid to the President and Chief Executive Officer of the Company for the last fiscal year was based upon the criteria set forth above. Mr. Marianik's employment contract was automatically renewed for the 1996 fiscal year. Although the agreement entitled Mr. Marianik to an annual base salary of $192,452 in 1997, Mr. Marianik agreed to a 20% reduction in his rate of base compensation to $153,961 for cost reduction and cash flow considerations. Mr. Kovach and Mr. Looney agreed to a 10% reduction in their rate of base compensation.

  . Compliance with Internal Revenue Code Section 162(m). As a result of
Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company may not take a federal income tax deduction for compensation paid to certain executive officers to the extent such compensation exceeds $1 million per officer in any one fiscal year. This limitation is in effect for each fiscal year of the Company beginning after December 31, 1993 and applies to all compensation paid to the covered executive officers which is not considered to be performance-based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. At the 1994 Annual Meeting, the Company obtained shareholder approval for certain amendments to the Company's Stock Option Plan which were designed to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan would qualify as performance-based compensation.

  The cash compensation paid to the Company's executive officers for the fiscal 1996 year did not exceed the $1 million limit per officer, nor is the cash compensation to be paid to the Company's executive officers for the 1997 fiscal year expected to reach that level. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limitation, the Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

  The foregoing report has been submitted by the undersigned in our capacity as members of the compensation Committee of the Company's Board of Directors.

                                       Mr. James Mrazek, Chairman
                                       Dr. Louis Balogh

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

  The following table sets forth, as of September 1, 1996, the number and percentage of shares of the Company's Common Stock owned (as defined in Rule 13d-3 adopted under the Securities Exchange Act of 1934) by (a) each person known by the Company to own beneficially more than five percent of any class of voting security of the Company, (b) each of the directors and nominees for director, (c) officers named in the Summary Compensation Table set forth below and (d) all directors and executive officers of the Company as a group.

                                                   PRE-REVERSE        POST-REVERSE SPLIT
NAME OF BENEFICIAL                               SPLIT NUMBER OF       NUMBER OF SHARES     PERCENT OF
OWNER(1)                                    SHARES BENEFICIALLY OWNED BENEFICIALLY OWNED CLASS OUTSTANDING
------------------                          ------------------------- ------------------ -----------------
ML Technology Ventures, L.P.                        1,190,476              396,476             34.4%
3000 Sand Hill Road
Building 3, Suite 245
Menlo Park, CA 94025
Charles G. Marianik(2)                                952,294              317,431             26.7%
Chairman of the Board,
President and Chief Executive Officer
Covington Capital Corporation(3)                      650,000              216,667             15.8%
1 First Canadian Place
100 King Street West
Suite 2620, P.O. Box 165
Toronto, Ontario M5X 1C9
Edison Venture Fund, L.P.                             337,000              112,333              9.7%
Princeton Pike Corporate Center
997 Lenox Drive #3
Lawrenceville, NJ 08648
Michael Winderbaum                                    240,000               80,000              6.9%
120 North LaSalle St,
Ste 2900
Chicago, IL 60602
Ronald Kovach(4)                                      151,853               50,618              4.3%
Senior Vice President
and Director
William D. Looney(5)                                  129,950               43,317              3.7%
Vice President, Controller
and Treasurer
Franklin J. Iris(6)                                    82,047               27,349              2.3%
Director
Louis Balogh(7)                                        64,100               21,367              1.8%
Director
James F. Mrazek(8)                                     66,000               22,000              1.9%
Director
All Directors and Executive Officers                1,446,244              482,081             36.9%
 as a Group (6 persons)(9)

--------
(1) Except as otherwise indicated, each of the persons included in the table has sole voting and investment power over the shares owned.
(2) Includes 105,576 shares (35,129 shares post-Reverse Split) which may be acquired within sixty days of November 4, 1996 pursuant to the exercise of stock options.
(3) All of these shares represent shares which may be acquired within sixty days of November 4, 1996 pursuant to the exercise of stock options.
(4) Includes 74,853 shares (24,951 shares post-Reverse Split) which may be acquired within sixty days of November 4, 1996 pursuant to the exercise of stock options.
(5) Includes 93,096 shares (31,032 shares post-Reverse Split) which may be acquired within sixty days of November 4, 1996 pursuant to the exercise of stock options.
(6) Includes 63,000 shares (21,000 shares post-Reverse Split) which may be acquired within sixty days of November 4, 1996 pursuant to the exercise of stock options.
(7) Includes 63,000 shares (21,000 shares post-Reverse Split) which may be acquired within sixty days of November 4, 1996 pursuant to the exercise of stock options.
(8) Includes 55,000 shares (18,333 shares post-Reverse Split) which may be acquired within sixty days of November 4, 1996 pursuant to the exercise of stock options.
(9) Includes 454,525 shares (151,508 shares post-Reverse Split) which may be acquired within sixty days of November 4, 1996 pursuant to the exercise of stock options.

  There are no arrangements known to the Company the operation of which may, at a subsequent date, result in a change in control of Photon.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  As part of the start-up financing for the German Subsidiary, Mr. Oliver Clasas, a private individual, former shareholder of the German Subsidiary, and currently a minority shareholder of the Company, gave the Company a four (4) year term loan for 400,000 DM ($291,000 US). The loan was made to the subsidiary on October 1, 1994. The Company began making payments of principal and interest of 10,000 DM per month at the end of April 1995. Interest accrues from October 1 through the start date of the payments at an interest rate of 5.25% plus the prevailing German bank discount rate (i.e. 4.5%). The loan has clauses which would allow both slower and/or faster payments contingent upon the cash flow of the German Subsidiary's operations. As of June 30, 1996, the principal amount of $353,000 DM ($231,000 US) was outstanding. A portion of this outstanding amount ($47,000 US) has been classified as a current liability and represents an estimated twelve payments of principal. The balance ($184,000 US) has been reported as a long term debt. Payments on a monthly basis are contingent upon cash flow considerations and upon agreement with the individual.

  On October 31, 1995, the Company entered into a Debenture agreement for $1.5 million Canadian dollars ($1.1 million US) through C.I.-C.P.A Business Ventures Fund, Inc. a capital fund of Covington Capital Corporation ("Covington Capital") (the "Covington Agreement"). This subordinated debt has a term of five (5) years at an interest rate of 12% per annum. Interest payments are payable only in the first twelve (12) months. As of June 30, 1996, the Company had made interest payments totaling approximately $119,000 Canadian dollars ($87,000 US). This Covington Agreement includes a first option to purchase 83,333 shares of the Company's common stock at a purchase price of $3.75 per share for a term of five (5) years and a second option to purchase 133,333 shares of the Company's common stock at purchase price of $7.50 per share until October 1996. After October 31, 1996 the purchase price increases to $9.75 per share. The Option terminates on October 1, 1997. This debt is classified primarily as long term debt with principal payments of $31,500 due in fiscal 1997 recorded as current debt. The balance outstanding as of June 30, 1996 was $1,100,000 ($1.5 million Canadian dollars). Payments of principal will commence on November 30, 1996 in the amount of $6,250 Canadian dollars ($4,500 US) per month for a period of forty-eight (48) months with the balance due at the end of the term. This financing was an important source of funds during fiscal 1996 which provided for investment to expand sales territory coverage through addition of personnel, increase marketing support and continue research and development efforts in both hardware and software for new products and product cost reductions. There has been no exercise of options through June 30, 1996. As part of the Covington Agreement, Mr. Grant Brown was appointed to the Board of Directors of the Company on December 8, 1995.

  On April 4, 1996, Dr. Robert Curry, a General Partner of the Sprout Group and President of MLTV, was appointed to the Board of Directors of the Company.

                                 OTHER MATTERS

SHAREHOLDER PROPOSALS

  Individual shareholders of the Company may be entitled to submit proposals which they believe should be voted upon by the shareholders. The Securities and Exchange Commission ("SEC") has adopted Regulations which govern the inclusion of such proposals in annual proxy materials in compliance with
Section 16(a) of the Securities Exchange Act of 1934. All such proposals must be submitted to the Secretary of the Company at the Company's principal executive office no later than July 13, 1997 to be considered for inclusion in the Company's 1997 proxy materials.

OTHER BUSINESS

  The 1996 Annual Meeting of Shareholders is called for the purposes set forth in the Notice. The Board does not know of any matter for action by shareholders at such meeting other than the matters described in the Notice. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known at the date of printing hereof and which may properly come before the meeting. It is the intention of the persons named in the proxy to vote in accordance with their judgment on any such matter.

  Ernst & Young has served as the Company's independent auditors since 1983. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Shareholders, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Board intends to select the Company's auditors for the 1997 fiscal year at the December 1996 meeting of the Board of Directors.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than then 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by, and written representations from, reporting persons for the 1996 fiscal year that no Forms 5 were required for those persons by the 1996 fiscal year, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% beneficial owners during the fiscal year ended June 30, 1996 were met in a timely manner.

                                 ANNUAL REPORT

  The Company's Annual Report to the shareholders for the fiscal year ended June 30, 1996, which contains consolidated financial statements reflecting the financial position of the Company as of June 30, 1996 and 1995, the results of operations for the three years ended June 30, 1996, 1995 and 1994 and a consolidated statement of cash flows for the years ended June 30, 1996, 1995 and 1994 is being mailed concurrently with the mailing of this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

                                   FORM 10-K

  THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K WITH THE SEC. SHAREHOLDERS MAY OBTAIN A COPY OF THIS REPORT, INCLUDING FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS, WITHOUT CHARGE, BY WRITING TO INVESTOR RELATIONS, PHOTON TECHNOLOGY INTERNATIONAL, INC., 1 DEERPARK DRIVE, SUITE F, SOUTH BRUNSWICK,
NEW JERSEY 08852.

                                          By Order of the Board of Directors,

                                          Ronald J. Kovach, Secretary

November 4, 1996

                     PHOTON TECHNOLOGY INTERNATIONAL, INC.

               ANNUAL MEETING OF SHAREHOLDERS--DECEMBER 9, 1996
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P
R
O
X
Y

   The undersigned hereby appoints Charles G. Marianik and Ronald J. Kovach as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Photon Technology International, Inc. held by the undersigned on November 1, 1996 at the Annual Meeting of Shareholders to be held on December 9, 1996, or any adjournment thereof.

1. Election of directors for a three-year term:

   FRANKLIN J. IRIS, M. GRANT BROWN, ROBERT E. CURRY

2. Approval of the Amendment to the Company's Employee Stock Option Plan.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2.

              PLEASE SIGN AND DATE PROXY ON REVERSE SIDE (OVER)

                                                                                                          [X]   Please mark
                                                                                                                your votes
                                                                                                                as in this
                                                                                                                example.

1. Election of directors for     FOR  AGAINST  WITHHELD                    2. Amendment to Stock    FOR  AGAINST  WITHHELD
   a three-year term:            [ ]    [ ]      [ ]                          Option Plan           [ ]    [ ]      [ ]

                                                                           3. In their discretion, the Proxies are authorized
                                                                              to vote upon such other business as may properly
                                                                              come before the meeting
For, except vote withheld from the following nominees:

_____________________________________________________


Signature(s) of Shareholder(s): _____________________________________________     Dated: _________________, 1996
NOTE: Please sign exactly as your names appear on this Proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, guardian, custodian, or corporate official, sign name and title.